UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 13, 2025

Global Medical REIT Inc.

(Exact name of registrant as specified in its charter)

Maryland	001-37815	46-4757266
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

7373 Wisconsin Avenue, Suite 800

Bethesda, MD

20814

(Address of Principal Executive Offices)

(Zip Code)

(202) 524-6851

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class:	Trading Symbols:	Name of each exchange on which registered:
Common Stock, par value $0.001 per share	GMRE	NYSE
Series A Preferred Stock, par value $0.001 per share	GMRE PrA	NYSE

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

Underwriting Agreement

On November 13, 2025, Global Medical REIT Inc. (the “Company”) and Global Medical REIT L.P., the Company’s operating partnership (the “Operating Partnership”), entered into an Underwriting Agreement (the “Underwriting Agreement”) with Raymond James & Associates, Inc., BMO Capital Markets Corp., Stifel, Nicolaus & Company, Incorporated and Robert W. Baird & Co. Incorporated, as the representatives of the underwriters named in Schedule A thereto (the “Underwriters”), for the issuance and sale of 2,000,000 shares of its 8.00% Series B cumulative redeemable preferred stock, par value $0.001 per share (the “Series B Preferred Stock”), at a public offering price of $25.00 per share (the “Offering”). Pursuant to the terms of the Underwriting Agreement, the Company granted the Underwriters a 30-day option to purchase up to an additional 300,000 shares of Series B Preferred Stock at the public offering price per share to cover over-allotments, if any.

The Offering is expected to close on November 20, 2025, subject to customary closing conditions. The Underwriting Agreement contains certain customary representations, warranties and agreements by the Company and the Operating Partnership, conditions to closing, indemnification rights and obligations of the parties and termination provisions. The Underwriting Agreement is filed as Exhibit 1.1 to this Current Report on Form 8-K, and the description of the material terms of the Underwriting Agreement is qualified in its entirety by reference to such exhibit.

A copy of the opinion of Venable LLP, Maryland counsel to the Company, relating to the legality of the shares of Series B Preferred Stock is filed as Exhibit 5.1 hereto.

First Amendment to Agreement of Limited Partnership of the Operating Partnership

In connection with the Offering, the Agreement of Limited Partnership of the Operating Partnership was amended to provide for the issuance of up to 2,300,000 of the Operating Partnership’s 8.00% Series B Cumulative Redeemable Preferred Units (liquidation preference $25.00 per unit) (the “Series B Preferred Units”). Such amendment is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated by reference herein. The Company intends to contribute the net proceeds from the sale of the Series B Preferred Stock to the Operating Partnership in exchange for the same number of Series B Preferred Units. The Series B Preferred Units have economic terms that mirror the terms of the Series B Preferred Stock. The issuance of the Series B Preferred Units is exempt from registration pursuant to Section 4(a)(2) of the Securities Act of 1933, as amended.

Item 3.03	Material Modification to Rights of Security Holders.

On November 18, 2025, the Company filed Articles Supplementary with the Maryland State Department of Assessments and Taxation to designate 2,300,000 shares of the Company’s authorized preferred stock as shares of 8.00% Series B Cumulative Redeemable Preferred Stock, par value $0.001 per share, with a liquidation preference of $25.00 per share (“Series B Preferred Stock”), with the powers, preferences and privileges as set forth in the Articles Supplementary. The Articles Supplementary were effective upon filing.

Upon issuance of the Series B Preferred Stock, the ability of the Company to make distributions with respect to, or redeem, purchase or acquire, or make a liquidation payment on, any other shares of capital stock of the Company ranking junior to or on a parity with the Series B Preferred Stock, will be subject to certain restrictions in the event that the Company does not declare distributions on the Series B Preferred Stock during any distribution period.

 A summary of the material terms of the Series B Preferred Stock is set forth under the caption “Description of Series B Preferred Stock” in the Company’s prospectus supplement, dated November 13, 2025, which forms a part of the Company’s registration statement on Form S-3 (Registration No. 333-276248), and is hereby incorporated by reference into this Item 3.03.

The foregoing description is not complete and is qualified in its entirety by the full terms of the Series B Preferred Stock as set forth in the Articles Supplementary. A copy of the Articles Supplementary is filed as Exhibit 3.1 hereto, and the information in the Articles Supplementary is incorporated into this Item 3.03 by reference. The form of Series B Preferred Stock Certificate is filed as Exhibit 4.1 hereto.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The information set forth above under Item 3.03 of this report is hereby incorporated by reference into this Item 5.03.

Item 9.01	Financial Statements and Exhibits.

(d)       Exhibits.

Exhibit No.	Description
1.1	Underwriting Agreement, dated November 13, 2025, by and among the Company, the Operating Partnership and Raymond James & Associates, Inc., BMO Capital Markets Corp., Stifel, Nicolaus & Company, Incorporated and Robert W. Baird & Co. Incorporated, as the representatives of the underwriters named in Schedule A thereto.
3.1	Articles Supplementary for the 8.00% Series B Cumulative Redeemable Preferred Stock.
4.1	Specimen of 8.00% Series B Cumulative Redeemable Preferred Stock Certificate.
5.1	Opinion of Venable LLP regarding the legality of the 8.00% Series B Cumulative Redeemable Preferred Stock.
10.1	Fourth Amendment to Agreement of Limited Partnership of Global Medical REIT L.P.
23.1	Consent of Venable LLP (included in Exhibit 5.1).
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Global Medical REIT Inc.

By:	/s/ Jamie A. Barber
Jamie A. Barber
Secretary and General Counsel

Dated: November 18, 2025